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                  SUMMARY OF STRATEGIC BUSINESS AGREEMENT TERMS

                  This Summary of Strategic Business Agreement Terms dated August 8, 2000 (the "Term Sheet"), solely for the purpose of outlining those terms pursuant to which a definitive strategic business agreement (the "Agreement") will ultimately be entered into by Compaq Computer Corporation and/or its subsidiaries (collectively "Compaq") and CYNET, Inc. (the "Company" or "CYNET", as defined below).

Definition of Terms:                "Compaq Products" means any hardware or
                                    software product and related services
                                    offered for sale by Compaq during the term of the Agreement, including, but not limited to, servers, personal computers, storage products, notebook and handheld computers,
                                    Internet access devices, operating systems, application software, management software, and other software and devices.

                                    "CYNET" will include the Company and any of its subsidiaries or entities under its direct or indirect control.

                                    "CYNET Solution" means the Company's
                                    wireless cellphone/modem, convergent
                                    messaging software and Internet service
                                    provider services.

Term: The term of the Agreement will be four (4) years, commencing on the date of execution fo the Agreement.

Execution of Agreement:             The parties will endeavor to complete the
                                    Agreement within ninety (90) days of the date hereof.

Purchase of Compaq Products:        The Company agrees that CYNET will purchase
                                    Compaq Products as the backbone for delivery of its ASP services to the market.

Preferred Supplier:                 The Company will designate Compaq as the
                                    exclusive supplier for any purchases made by or on behalf of CYNET for any Compaq
                                    Product. The Company will not promote
                                    another information technology supplier's solutions or products as superior in any instance where a Compaq Product represents a comparable product.

                                    Compaq agrees to work with the Compay to determine opportunities for Compaq to promote corporate awareness and opportunities for Compaq's deployment of the CYNET Solution in certain of its business groups.

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Confidentiality:                    This Term Sheet is confidential.
                                    Notwithstanding the foregoing or anything to the contrary herein, either company may make such public disclosures as it shall deem necessary in its sole discretion to comply with federal and state securities laws.



                  The parties have executed this Term Sheet as of the first day noted above.


Compaq Computer Corporation             CYNET, Inc.



By:   /s/                               By:   /s/ Vincent W. Beale, Sr.
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Name:                                   Name:     Vincent W. Beale, Sr.
      -------------------------------         ----------------------------------
Title:                                  Title:    Chairman & CEO
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